                                                                      EXHIBIT 12

                          CAPSTEAD MORTGAGE CORPORATION
                        COMPUTATION OF RATIO OF EARNINGS
                            TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS
                          (IN THOUSANDS, EXCEPT RATIOS)
                                   (UNAUDITED)

(a) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (including CMO debt):

                                    SIX MONTHS                               YEAR ENDED DECEMBER 31
                                      ENDED         ---------------------------------------------------------------------------
                                  JUNE 30, 2001       2000             1999            1998             1997            1996
                                  -------------     ---------        ---------       ---------        ---------       ---------

Fixed charges                       $ 218,804       $ 540,605        $ 502,933       $ 673,233        $ 633,845       $ 598,312

Preferred stock dividends              10,280          24,260           22,556          22,342           25,457          36,356
                                    ---------       ---------        ---------       ---------        ---------       ---------
Combined fixed charges and
  preferred stock dividends         $ 229,084       $ 564,865        $ 525,489       $ 695,575        $ 659,302       $ 634,668
                                    =========       =========        =========       =========        =========       =========

Fixed charges                       $ 218,804       $ 540,605        $ 502,933       $ 673,233        $ 633,845       $ 598,312
Net income (loss)                      52,417         (51,486)          57,909        (234,764)         159,926         127,228
                                    ---------       ---------        ---------       ---------        ---------       ---------
                                    $ 271,221       $ 489,119        $ 560,842       $ 438,469        $ 793,771       $ 725,540
                                    =========       =========        =========       =========        =========       =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                      1.18:1          0.87:1           1.07:1          0.63:1           1.20:1          1.14:1
                                    =========       =========        =========       =========        =========       =========

(b) Computation of ratio of earnings to combined fixed charges and preferred stock dividends (excluding CMO debt):

                                   SIX MONTHS                                YEAR ENDED DECEMBER 31
                                      ENDED         ---------------------------------------------------------------------------
                                  JUNE 30, 2001       2000             1999            1998             1997            1996
                                  -------------     ---------        ---------       ---------        ---------       ---------

Fixed charges                       $ 110,831       $ 303,126        $ 232,852       $ 332,985        $ 352,348       $ 283,974
Preferred stock dividends              10,280          24,260           22,556          22,342           25,457          36,356
                                    ---------       ---------        ---------       ---------        ---------       ---------
Combined fixed charges and
  preferred stock dividends         $ 121,111       $ 327,386        $ 255,408       $ 355,327        $ 377,805       $ 320,330
                                    =========       =========        =========       =========        =========       =========

Fixed charges                       $ 110,831       $ 303,126        $ 232,852       $ 332,985        $ 352,348       $ 283,974
Net income (loss)                      52,417         (51,486)          57,909        (234,764)         159,926         127,228
                                    ---------       ---------        ---------       ---------        ---------       ---------
                                    $ 163,248       $ 251,640        $ 290,761       $  98,221        $ 512,274       $ 411,202
                                    =========       =========        =========       =========        =========       =========
Ratio of earnings to combined
  fixed charges and preferred
  stock dividends                      1.35:1          0.77:1           1.14:1          0.28:1           1.36:1          1.28:1
                                    =========       =========        =========       =========        =========       =========